                                                                    EXHIBIT 99.1


[BORGWARNER LOGO]

                                                           IMMEDIATE RELEASE
                                                           CONTACT: Mary Brevard
                                                           248/373-2406

                  BORGWARNER THIRD QUARTER EPS UP 22% TO $0.79;
                DEMAND IN EUROPE AND ASIA DRIVES 16% SALES GROWTH

Chicago, Illinois, October 25, 2004 - BorgWarner Inc. (NYSE: BWA) today reported financial results for the third quarter of 2004 and reiterated fiscal 2004 guidance. Strong demand for its technology in Europe and Asia along with continued cost efficiencies helped boost results.

         THIRD QUARTER HIGHLIGHTS:

         o Earnings per share grew by 22% to a new third quarter record high of $0.79

         o        Sales were up 16% to $839.8 million

         o        Operating income margin of 8.1%

         o        Engine Group sales up 18%

         o        Drivetrain Group sales up 12%

         "We had an outstanding third quarter," said Tim Manganello, Chairman and CEO. "Both our Engine and Drivetrain businesses had solid growth driven by demand for our systems which improve fuel economy, performance and air quality. This growth was achieved despite stagnant market conditions, including a year-over-year decline in North American production. BorgWarner sales in Europe and Asia were particularly strong. We translated this sales growth into improved profits, despite significant increases in steel and other commodity prices, by redoubling our focus on manufacturing and administrative cost reduction efforts, as well as on supply chain management. Despite continued commodity pricing pressure and expected declines in auto production in the fourth quarter, we are reiterating our guidance for the year of $3.60 to $3.70 per share. We expect to continue to grow faster than the automotive industry and will release our pipeline of new business for 2005 through 2007 in early November."

         Net earnings for the first nine months of 2004 were $150.6 million or $2.67 per share compared with $124.9 million or $2.30 per share in 2003. Sales were $2,636 million, up 16% over 2003 nine-month sales of $2,270.4 million.

         Operating income was $68.2 million or 8.1% of sales in the 2004 third quarter, compared with $56.5 million or 7.8% of sales in the 2003 third quarter. Research and development spending was $33.6 million in the quarter, versus $29.0 million in the same period in 2003.

         Net cash provided by operating activities increased 46% to $320.7 million for the first nine months of 2004 compared with $220.4 million for the same period in 2003. Investments in capital expenditures and net tooling totaled $167.2 million for the first nine months of 2004, compared with $132.9 million for the same period in 2003. Debt repayments were $61.0 million and cash and cash equivalents increased $75.9 million for the first nine months of 2004.



                                     -more-

BorgWarner 2004 Third Quarter Results - Page 2




         ENGINE GROUP RESULTS: Strong demand from Asian and European automakers boosted the company's Engine Group sales 18% to $532.7 million with a 17% increase in earnings before interest and taxes to $65.2 million. The group continues to benefit from European and Asian automaker demand for the company's turbochargers, timing systems and emissions products, and from stronger commercial vehicle production in both Europe and North America.

         DRIVETRAIN GROUP RESULTS: Sales for the Drivetrain Group were up 12% and earnings before interest and taxes improved 46% compared to last year's third quarter. These gains were driven by demand for transmission and four-wheel drive systems, especially among Asian and European automakers. Productivity efforts more than offset the impact of commodity pricing, as well as health care costs.

         RECENT HIGHLIGHTS: During the quarter, BorgWarner began production of the engine chain timing system and will also supply the electronic throttle control for a world engine family of four-cylinder gasoline engines produced by a joint venture between Hyundai Motor Company, DaimlerChrysler AG and Mitsubishi Motors Corporation. Total annual world engine production is estimated at more than 1.6 million units. The company also supplies the engine chain timing system and the solenoid exhaust gas recirculation (EGR) valve to the popular DaimlerChrysler 5.7-liter HEMI engine.

         In the Drivetrain Group, BorgWarner TorqTransfer Systems has broadened its industry-leading capabilities in torque management with two new technologies that provide automakers and drivers with enhanced traction and stability for maximum performance and security as well as improved fuel economy and reduced emissions. Both the Pre-emptive Torque Management(TM) system and InterActive Differential Control(TM) system deliver the requested amount of torque in response to electronic signals provided by one or more of the vehicle's traction and/or stability control systems. They are both fully interactive with, and work in conjunction with, other vehicle systems. We are in development contracts in anticipation of commercializing this technology.

         BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The company operates manufacturing and technical facilities in 43 locations in 14 countries. Customers include Ford, DaimlerChrysler, General Motors, Toyota, Honda, Hyundai/Kia, Caterpillar, Navistar International, Renault/Nissan, Peugeot and VW/Audi. The Internet address for BorgWarner is: http://www.bwauto.com. For further information contact BorgWarner Corporate Communications at 312-322-8500. Investor conference calls are webcast at: http://www.bwauto.com/investor_webcasts.html.

                                                         Financial Tables Follow

                                      # # #

Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company's products, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Cautionary Statements filed as Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 2003.


BorgWarner Inc.
Consolidated Statements of Operations (Unaudited)
----------------------------------------------------------------------------------------------------------
(millions of dollars, except per share data)               Three Months Ended        Nine Months Ended
                                                              September 30,            September 30,
                                                          2004         2003          2004           2003
-------------------------------------------------      ----------   ----------   ----------     ----------
Net sales                                              $    839.8   $    725.2   $  2,636.1     $  2,270.4
Cost of sales                                               694.7        595.9      2,148.7        1,842.8
                                                       ----------   ----------   ----------     ----------
  Gross profit                                              145.1        129.3        487.4          427.6

Selling, general and administrative expenses                 77.4         72.7        259.9          233.4
Other, net                                                   (0.5)         0.1          0.4            0.2
                                                       ----------   ----------   ----------     ----------
   Operating income                                          68.2         56.5        227.1          194.0
Equity in affiliate earnings, net of tax                     (6.2)        (3.6)       (21.2)         (15.3)
Interest expense and finance charges                          7.5          8.1         22.7           25.8
                                                       ----------   ----------   ----------     ----------
   Earnings before income taxes                              66.9         52.0        225.6          183.5
Provision for income taxes                                   20.1         14.2         67.7           52.3
Minority interest, net of tax                                 2.0          1.9          7.3            6.3
                                                       ----------   ----------   ----------     ----------

Net earnings                                           $     44.8   $     35.9   $    150.6     $    124.9
                                                       ==========   ==========   ==========     ==========

Net earnings per share - Diluted                       $     0.79   $     0.65   $     2.67     $     2.30
                                                       ==========   ==========   ==========     ==========

Average shares outstanding - Diluted (in millions)           56.7         55.0         56.4           54.4
                                                       ==========   ==========   ==========     ==========



                                                           Three Months Ended           Nine Months Ended
                                                              September 30,                September 30,
                                                          2004           2003           2004           2003
                                                       ----------     ----------     ----------     ----------
Capital expenditures                                   $     42.4     $     39.3     $    126.7     $    104.1
                                                       ==========     ==========     ==========     ==========

Tooling outlays, net of customer reimbursements        $     10.4     $      8.0     $     40.5     $     28.8
                                                       ==========     ==========     ==========     ==========

Depreciation and amortization:

   Fixed asset depreciation                            $     32.9     $     30.3     $    100.2     $     90.5
   Amortization of tooling                                   10.2            9.9           30.1           25.6
                                                       ----------     ----------     ----------     ----------
                                                       $     43.1     $     40.2     $    130.3     $    116.1
                                                       ==========     ==========     ==========     ==========



BorgWarner Inc.
Net Sales by Operating Group (Unaudited)
-----------------------------------------------------------------------------------------
(millions of dollars)                 Three Months Ended            Nine Months Ended
                                         September 30,                September 30,
                                      2004          2003           2004           2003
                                   ---------      ---------      ---------      ---------
Drivetrain                         $   318.7      $   284.3      $ 1,025.7      $   915.3

Engine                                 532.7          451.4        1,649.4        1,388.8
                                   ---------      ---------      ---------      ---------

  Net sales by operating group         851.4          735.7        2,675.1        2,304.1

Eliminations                           (11.6)         (10.5)         (39.0)         (33.7)
                                   ---------      ---------      ---------      ---------

Net sales                          $   839.8      $   725.2      $ 2,636.1      $ 2,270.4
                                   =========      =========      =========      =========




Earnings Before Interest and Taxes by Operating Group (Unaudited)
------------------------------------------------------------------------------------------
(millions of dollars)                 Three Months Ended            Nine Months Ended
                                         September 30,                September 30,
                                      2004          2003           2004           2003
                                   ---------      ---------      ---------      ---------
Drivetrain                         $     24.4     $     16.7     $     78.9     $     66.5

Engine                                   65.2           55.6          208.8          178.3
                                   ----------     ----------     ----------     ----------

Total EBIT by operating group            89.6           72.3          287.7          244.8

Corporate                               (15.2)         (12.2)         (39.4)         (35.5)
                                   ----------     ----------     ----------     ----------

Consolidated                             74.4           60.1          248.3          209.3

Interest and finance charges             (7.5)          (8.1)         (22.7)         (25.8)
                                   ----------     ----------     ----------     ----------

  Earnings before income taxes     $     66.9     $     52.0     $    225.6     $    183.5
                                   ==========     ==========     ==========     ==========



BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
----------------------------------------------------------------------------------------------
(millions of dollars)


                                                        September 30, 2004   December 31, 2003
                                                        ------------------   -----------------
ASSETS
Cash and cash equivalents                                    $    189.0          $    113.1
Receivables                                                       497.1               414.9
Inventories                                                       221.4               201.3
Other current assets                                              111.9                95.3
                                                             ----------          ----------
     Total current assets                                       1,019.4               824.6

Property, plant, and equipment, net                             1,007.3               985.3
Other long-term assets                                          1,260.1             1,240.5
                                                             ----------          ----------
     Total assets                                            $  3,286.8          $  3,050.4
                                                             ==========          ==========

LIABILITIES
Notes payable and current portion of long-term debt          $      7.3          $     10.0
Accounts payable and accrued expenses                             542.4               460.3
Income taxes payable                                               13.2                  --
                                                             ----------          ----------
     Total current liabilities                                    562.9               470.3

Long-term debt                                                    583.0               645.5
Other long-term liabilities                                       692.1               674.2

STOCKHOLDERS' EQUITY
Stockholders' equity                                            1,448.8             1,260.4
                                                             ----------          ----------
      Total liabilities and
        stockholders' equity                                 $  3,286.8          $  3,050.4
                                                             ==========          ==========


BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
-----------------------------------------------------------------------------------------------------
(millions of dollars)


                                                                            Nine Months Ended
                                                                               September 30,
                                                                         2004                 2003
                                                                      ----------           ----------
Operating:
Net earnings                                                          $    150.6           $    124.9
Non-cash charges to operations:
  Depreciation and amortization                                            130.3                116.1
  Employee retirement benefits                                              27.7                  9.9
  Other non-cash items                                                       4.0                 (2.0)
                                                                      ----------           ----------
    Net earnings adjusted for non-cash charges                             312.6                248.9
Changes in assets and liabilities                                            8.1                (28.5)
                                                                      ----------           ----------
    Net cash provided by operating activities                              320.7                220.4
Investing:
Capital expenditures                                                      (126.7)              (104.1)
Tooling outlays, net of customer reimbursements                            (40.5)               (28.8)
Other                                                                       (6.1)               (20.0)
                                                                      ----------           ----------
    Net cash used in investing activities                                 (173.3)              (152.9)
Financing:
Net reduction in debt                                                      (61.0)               (10.0)
Dividends paid                                                             (20.9)               (14.5)
Other                                                                        9.8                 25.6
                                                                      ----------           ----------
    Net cash (used in) provided by financing activities                    (72.1)                 1.1
Effect of exchange rate changes on cash and cash equivalents                 0.6                  1.6
                                                                      ----------           ----------
Net increase in cash and cash equivalents                                   75.9                 70.2
Cash and cash equivalents at beginning of year                             113.1                 36.6
                                                                      ----------           ----------
Cash and cash equivalents at end of period                            $    189.0           $    106.8
                                                                      ==========           ==========